                                                                     IndymacBank

                       REG AB 1123 Statement of Compliance

I am an authorized officer for IndyMac Bank, F.S.B. the servicer for the transactions listed on the attached schedule and I certify:

a)    A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.

b)    To the best of my knowledge, based on such review, IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.

                                                 By:      /s/ Robert M. Abramian
                                                      --------------------------
                                                          Robert M. Abramian
                                                          First Vice President
                                                          Home Loans Servicing
                                                          Investor Reporting
                                                          Indymac Bank

                                                 By:      /s/ Bart Vincent
                                                      --------------------------
                                                          Bart Vincent
                                                          Senior Vice President
                                                          HLS-Finance
                                                          Financial
                                                          Indymac Bank

Prepared for:     Aurora Loan Services

Date:             February 28, 2007

Ref:              EXHIBIT A

                                                             www.indymacbank.com

460 Sierra Madre Villa Ave., Pasadena, CA 91107                 Tel: 626.535.555

                                                                       EXHIBIT A

    137    LXS 2006-12N LB 7/27/06
    139    LXS 2006-11 7/27/06
    140    LMT 2006-4 7/28/06
    187    ITF SARM 2006-8 (LB) 8/31/06
    188    LXS 2006-14N (LB) 8/31/06
    193    ITF LXS 2006-13 8/31/06
    234    ITF SARM 2006-4 04/28/06
    238    LXS 2006-7 04/28/06
    276    ITF LXS 2006-8 05/31/06
    286    ITF LXS 2006-10N (6-30-06)
    294    LMT 2006-5 8-31-06
    374    ITF LXS 2006-16N 092906
    377    ITF LXS 2006-15 092906
    433    LMT 2006-6 09/29/06
    441    ITF LXS 2008-17 10/30/06
    443    LMT 2006-7 10/30/06
    447    LXS 2006-18N 11/29/2006
    448    LXS 2006-19 11/29/2006
    449    LMT 2006-8 11/29/2006
    903    ITF LXS 2006-2N 1/31/06
   4108    LMT 2006-9 12/12/06
   4109    LXS 2006-20 12/29/06